Exhibit 99.1

380 Sentry Parkway Blue Bell, PA 19422
PRESS RELEASE
For Release: Immediate Contact: William E. Hitselberger (610) 397-5298

PMA Capital Expects to Report Improved Operating Results from Ongoing Operations, Charge at Discontinued Operations

Blue Bell, PA, February 3,  2009 – PMA Capital Corporation (NASDAQ: PMACA) today announced that it intends to release its fourth quarter and full year 2008 financial results on Thursday, February 19, 2009, after the market closes.

The Company expects to report operating income, which it defines as net income (loss) excluding net realized investment gains (losses) and results from discontinued operations, of between $0.10 and $0.12 per share for the fourth quarter of 2008 and between $0.66 and $0.68 per share for the full year of 2008, compared to $0.09 and $0.44 per share for the same periods in 2007.  The Company expects to report revenue and operating income growth at each of its ongoing operating segments for both the fourth quarter and full year 2008, compared to the same periods in 2007, as the combined ratio at The PMA Insurance Group should continue to improve and its Fee-based Business should continue to experience strong revenue growth.

The Company also expects to report a net loss per share of between $0.11 and $0.15 for the fourth quarter of 2008, compared to a net loss of $1.17 per share for fourth quarter of 2007, and net income of between $0.16 and $0.20 per share for the full year 2008, compared to a net loss of $1.31 per share in 2007.  Net realized investment gains are expected to be negligible for the fourth quarter of 2008.  All earnings per share amounts discussed in this release are on a diluted basis.

In order to comply with a commitment made to an independent rating agency, the Company made a $13.0 million capital contribution to its Run-off Operations.  The capital contribution, which included $5.0 million of cash and a promissory note of $8.0 million, $4.0 million payable in each of March 2009 and March 2010, increased the statutory capital of the Run-off Operations.  The Company expects to record an after-tax charge of $8.5 million, or $0.26 per share, from discontinued operations in the fourth quarter of 2008 to write-off this capital contribution as it believes that the additional capital will not result in an increase to the cash it expects to receive at the closing of its previously disclosed sale of the Run-off Operations.  The

Company continues to work with the buyer to ensure that the Pennsylvania Insurance Department has the information it needs to approve the transaction.

The Company expects to report book value per share of between $10.73 and $10.83, compared to $11.20 at September 30, 2008.  Book value per share will be reduced by approximately $0.30 in the fourth quarter due to an increase in the Company’s net pension liabilities, primarily as a result of a decrease in the value of the asset portfolio that supports these obligations.  Although this change does not affect earnings, it does reduce shareholders’ equity and book value.  We expect book value per share to be positively impacted in the fourth quarter as a result of a modest improvement in the unrealized position on the Company’s available for sale fixed income portfolio.

At the time the Company releases its results, a copy of its earnings release and quarterly statistical supplement will be available on the Company’s website at www.pmacapital.com in the Investor Information section (choose Current Investor Information).  Click on News Releases to access the earnings release and Financial Reports to access the quarterly statistical supplement.

Management will hold a conference call with investors beginning at 8:30 a.m. Eastern Time on Friday, February 20th to review the Company’s financial results in detail.

To listen to the conference call, please dial 888-679-8040 (domestic) or 617-213-4851 (international) approximately five minutes before start time and use passcode 98250473.  You may pre-register for the conference call using the following link:
www.theconferencingservice.com/prereg/key.process?key=PRXAL4CWH

Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference.  Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time.  Alternatively, if you would rather be placed into the call by an operator, please use the dial-in information above at least 5 minutes prior to the call start time.

To access the webcast, enter the Investor Information section (choose Current Investor Information).  Click on News Releases to find this announcement and then click on the microphone next to this release.  Please allow approximately 15 minutes prior to the call to visit the site and download the necessary software to listen to the webcast.  Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

A replay of the conference call will be available through Friday, March 20th by dialing 888-286-8010 (domestic) or 617-801-6888 (international) using passcode 71082241.

Operating income, which the Company defines as net income (loss) under accounting principles generally accepted in the United States (GAAP) excluding net realized investment gains (losses) and results from discontinued operations, is the financial performance measure used by its management and Board of Directors to evaluate and assess the results of its businesses.  Net realized investment activity is excluded because (i) net realized investment gains and losses are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains and losses that do not relate to the operations of the individual segments.  Operating income does not replace net income (loss) as the GAAP measure of the Company’s consolidated results of operations.

This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition and results of operations and the plans and objectives of its management.  Forward-looking statements can generally be identified by use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” and “believe.”  These forward looking statements may include estimates, assumptions or projections and are based on currently available financial, competitive and economic data and the current operating plans of the Company.  All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements in this press release.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the Company’s ability to negotiate a definitive sales agreement with a third party and obtain regulatory approval in a reasonable period of time in order to transfer ownership of its Run-off Operations, the adequacy of the Company’s loss reserves and the need to adjust those reserves over time, the availability and collectibility of reinsurance, downgrades in the Company’s financial strength ratings, emerging claim and coverage issues and changes in laws and regulations applicable to the Company.  More information about these and other factors that could affect the Company’s results are described in documents the Company has filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, available at www.pmacapital.com.  Forward-looking statements are not generally required to be publicly revised as circumstances change and the Company does not intend to update the forward-looking statements in this press release.

PMA Capital Corporation, headquartered in Blue Bell, Pennsylvania, is a holding company whose operating subsidiaries provide insurance and fee-based services.  Insurance products include workers’ compensation and other commercial property and casualty lines of insurance, primarily in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.  Fee-based services include third party administrator, managing general agent and program administrator services.

For additional information, visit www.pmacapital.com.